FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013
Highlights

•	Adjusted Funds from Operations (“AFFO”) of $0.24 and $0.61 per share-diluted (see Schedule I).

•
Commercial real estate (“CRE”) loan originations of $94.2 million and $246.9 million, for the three and nine months ended September 30, 2013, respectively, as compared to $32.6 million and $115.4 million for the same periods in 2012, increases of 189% and 114%, respectively.

•	Book value allocable to common shares of $5.56 per share at September 30, 2013 (see Schedule II).

•	Common stock cash dividend of $0.20 and $0.60 per share. Dividend guidance reaffirmed at $0.20 per share for the fourth quarter of 2013.

•	RSO is providing guidance of $0.20 per quarter common stock dividend per share throughout 2014 or $0.80 for the year.

•
In October 2013, RSO closed and issued $115.0 million aggregate principal amount of its 6.00% convertible senior notes due 2018, which included a $15.0 million over-allotment option. RSO received net proceeds of approximately $111.1 million after payment of underwriting discounts and commissions and other offering costs.

New York, N.Y., November 5, 2013 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on CRE assets, commercial mortgage-backed securities (“CMBS”), commercial finance assets and other investments, reported results for the three and nine months ended September 30, 2013.

•
AFFO for the three and nine months ended September 30, 2013 was $30.8 million, or $0.24 per share-diluted, and $71.4 million, or $0.61 per share-diluted, respectively, as compared to $23.0 million, or $0.26 per share-diluted, and $63.8 million, or $0.75 per share-diluted for the three and nine months ended September 30, 2012, respectively. A reconciliation of GAAP net income to AFFO is set forth in Schedule I of this release.

•
GAAP net income allocable to common shares for the three and nine months ended September 30, 2013 was $22.1 million, or $0.18 per share-diluted, and $40.2 million, or $0.34 per share-diluted, respectively, as compared to $18.2 million, or $0.20 per share-diluted, and $49.1 million, or $0.57 per share-diluted for the three and nine months ended September 30, 2012, respectively.

Jonathan Cohen, CEO and President of Resource Capital Corp., commented, “We continued to expand our commercial real estate loan originations during this quarter and are now on a $450 million annualized run rate. We expect this to increase substantially in 2014 and will offset the runoff of our legacy CLO business. We are pleased to provide dividend per share guidance for 2014 of $0.80 or $0.20 per quarter."

Additional highlights:
Commercial Real Estate

•	CRE loan portfolio is comprised of approximately 90% senior whole loans as of September 30, 2013, as compared to 85% at December 31, 2012.

•
RSO closed $279.2 million of new whole loans in the last 12 months with a weighted average yield of 6.55%, including origination fees. In addition, RSO funded $15.8 million of previous loan commitments on existing loans for total production of $295.0 million in the last 12 months. During the 12 month period, RSO also acquired $15.2 million of mezzanine loans with a weighted average yield of 20.0%.

The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three, nine and 12 months ended September 30, 2013 (in millions, except percentages):

	Three Months Ended	Nine Months Ended	12 Months Ended	Floating Weighted Average Spread (1) (2)	Weighted Average Fixed Rate
	September 30, 2013	September 30, 2013	September 30, 2013
New whole loans production (3)	$94.2	$246.9	$295.0	5.60%	—%
Acquisition of loans	—	—	15.2	—%	20.00%
Loan production, gross	94.2	246.9	310.2
Payoffs (4)	(30.8)	(91.4)	(126.7)
Subtotal	63.4	155.5	183.5
Sales	—	(63.9)	(63.9)
Principal paydowns	(13.0)	(15.8)	(20.2)
Loans, net (5)	$50.4	$75.8	$99.4
________________

(1)
Represents the weighted average rate above the one-month London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of September 30, 2013. Of these loans, $477.6 million have LIBOR floors with a weighted average floor of 1.47%.

(2)	Reflects rates on RSO's portfolio balance as of September 30, 2013.

(3)	Whole loan production includes the funding of previous commitments of $7.1 million, $14.3 million and $15.8 million for the three, nine and 12 months ended September 30, 2013.

(4)	CRE loan payoffs and extensions resulted in $1.3 million in extension and exit fees during the nine months ended September 30, 2013.

(5)	The basis of net new loans does not include provisions for losses on legacy CRE loans of $0.1 million, $2.0 million and $2.4 million for the three, nine and 12 months ended September 30, 2013.
CMBS

•
During the nine months ended September 30, 2013, RSO acquired $32.9 million, par value, of CMBS. These 2013 CMBS purchases were in part financed by RSO's Wells Fargo repurchase facility and were AAA rated by at least one rating agency. In addition, RSO acquired $42.8 million, par value, of CMBS which were also partially financed by 30-day repurchase contracts with a repurchase value of $30.3 million. Also, during the nine months ended September 30, 2013, RSO acquired $43.9 million, par value, of CMBS, which were not financed with debt.

Commercial Finance - Syndicated Bank Loans

•
RSO's bank loan portfolio, including asset-backed securities (“ABS”), corporate bonds and certain loans held for sale, at the end of the third quarter of 2013 was $940.7 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 3.29% at September 30, 2013. RSO's bank loan portfolio was nearly 100% match-funded through five collateralized loan obligation (“CLO”) issuances.

•
During the three and nine months ended September 30, 2013, RSO bought bank loans through its CLOs with a par value of $98.6 million and $331.3 million, respectively, at a net discount of $297,000 and $3.2 million, respectively. These purchased loans have an aggregate weighted average unlevered annual yield of approximately 4.34% and 4.13%, respectively.

•	RSO, through its subsidiary, Resource Capital Asset Management, earned $4.2 million of net fees during the nine months ended September 30, 2013.

Corporate

•
In October 2013, RSO completed an underwritten public offering of $115.0 million (including an over-allotment option exercise) aggregate principal amount of its 6.00% convertible senior notes due 2018. RSO received net proceeds of approximately $111.1 million after payment of underwriting discounts and commissions and other offering expenses.

•
RSO sold approximately 157,000 shares of its 8.25% Series B cumulative redeemable preferred stock at a weighted average price of $24.80 with a liquidation preference of $25.00 per share for net proceeds of $3.7 million during the third quarter 2013, pursuant to an at-the-market program.

•
RSO also sold approximately 5,000 shares of its 8.50% Series A cumulative redeemable preferred stock at a weighted average price of $24.26 with a liquidation preference of $25.00 per share for net proceeds of $112,000 during the third quarter 2013, pursuant to an at-the-market program.

•
As we model our business into 2014, we now guide our shareholders that we currently expect to distribute $0.80 per common share in 2014 and accordingly, expect to pay a $0.20 common stock dividend per quarter throughout 2014. This guidance is based on our expectations of robust originations at our commercial real estate lending business and good capital allocation and returns from our other businesses.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RSO's investment portfolio as of September 30, 2013, classified by interest rate and by asset type. The following table includes both (i) the amortized cost of RSO's investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RSO's investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):

	Amortized cost	Dollar price	Net carrying amount	Dollar price	Net carrying amount less amortized cost	Dollar price
Floating rate
RMBS	$1,934	20.89%	$519	5.61%	$(1,415)	(15.28)%
CMBS-private placement	27,439	92.47%	15,593	52.55%	(11,846)	(39.92)%
Structured notes	8,554	22.83%	11,580	30.91%	3,026	8.08%
Whole loans (1)	668,115	99.55%	658,902	98.18%	(9,213)	(1.37)%
Bank loans (2)	576,677	99.03%	573,723	98.52%	(2,954)	(0.51)%
Loans held for sale (3)	332,351	97.98%	332,351	97.98%	—	—%
ABS Securities	26,317	90.95%	27,598	95.38%	1,281	4.43%
Corporate Bonds	5,375	97.21%	5,313	96.09%	(62)	(1.12)%
Total floating rate	1,646,762	96.33%	1,625,579	95.09%	(21,183)	(1.24)%
Fixed rate
CMBS-private placement	166,829	78.63%	172,180	81.15%	5,351	2.52%
CMBS-Linked Transactions	35,454	107.05%	29,978	90.52%	(5,476)	(16.53)%
B notes (1)	16,238	99.45%	16,071	98.43%	(167)	(1.02)%
Mezzanine loans (1)	57,574	99.84%	57,043	98.92%	(531)	(0.92)%
Loans receivable-related party	8,067	100.00%	8,067	100.00%	—	—%
Total fixed rate	284,162	86.80%	283,339	86.55%	(823)	(0.25)%
Other (non-interest bearing)
Investment in real estate	55,144	100.00%	55,144	100.00%	—	—%
Investment in unconsolidated entities	72,955	100.00%	72,955	100.00%	—	—%
Total other	128,099	100.00%	128,099	100.00%	—	—%
Grand total	$2,059,023	95.11%	$2,037,017	94.09%	$(22,006)	(1.02)%

(1)	Net carrying amount includes an allowance for loan losses of $9.9 million at September 30, 2013, allocated as follows: B notes $167,000, mezzanine loans $531,000 and whole loans $9.2 million.

(2)	Net carrying amount includes allowance for loan losses of $3.0 million as of September 30, 2013.

(3)	Loans held for sale are carried at the lower of cost or fair market value.
Liquidity
At October 31, 2013, after paying RSO's third quarter 2013 common and preferred stock dividends, RSO's liquidity is derived from three primary sources:

•	unrestricted cash and cash equivalents of $259.6 million, restricted cash of $777,000 in margin call accounts and $1.4 million in the form of real estate escrows, reserves and deposits;

•
capital available for reinvestment in one of its collateralized debt obligation ("CDO") and one CLO entity of $28.1 million, of which $430,000 is designated to finance future funding commitments on CRE loans; and

•	loan principal repayments that will pay down outstanding CLO notes of $23.1 million and $5.5 million in interest collections.
In addition, RSO has funds available through three term financing facilities to finance the origination of CRE loans of $90.9 million and $200.0 million, and to finance the purchase of CMBS of $42.2 million, respectively.
Capital Allocation
As of September 30, 2013, RSO had allocated its invested equity capital among its targeted asset classes as follows: 78% in CRE assets, 18% in commercial finance assets and 4% in other investments.
Supplemental Information
The following schedules of reconciliations or supplemental information as of September 30, 2013 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income to Funds from Operations (“FFO”) and AFFO.

•	Schedule II - Book value allocable to common shares rollforward.

•	Schedule III - Summary of CDO and CLO Performance Statistics.

•	Supplemental Information regarding loan investment statistics, CRE loans and bank loans.
About Resource Capital Corp.
RSO is a diversified real estate finance company that is organized and conducts its operations to qualify as a REIT for federal income tax purposes. RSO's investment strategy focuses on CRE assets, and, to a lesser extent, commercial finance assets and other investments. RSO invests in the following asset classes: CRE-related assets such as commercial real estate property, whole loans, A-notes, B-notes, mezzanine loans, CMBS and investments in real estate joint ventures as well as commercial finance assets such as bank loans, lease receivables, other asset-backed securities, corporate bonds, trust preferred securities, debt tranches of CDOs, structured note investments, and private equity investments principally issued by financial institutions.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc. (NASDAQ: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the real estate, financial fund management and commercial finance sectors.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com.

Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and the risks expressed in other of its public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.
The remainder of this release contains RSO's unaudited consolidated balance sheets, unaudited consolidated statements of income, a reconciliation of GAAP net income to FFO and AFFO, a book value allocable to common shares rollforward, a summary of CDO and CLO performance statistics and supplemental information regarding RSO's CRE loan and bank loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS (1)
Cash and cash equivalents	$144,463	$85,278
Restricted cash	59,195	94,112
Investment securities, trading	12,099	24,843
Investment securities available-for-sale, pledged as collateral, at fair value	173,994	195,200
Investment securities available-for-sale, at fair value	46,690	36,390
Linked transactions, net at fair value	29,978	6,835
Loans held for sale	332,351	48,894
Investment in real estate	55,144	75,386
Loans, pledged as collateral and net of allowances of $12.9 million and $17.7 million	1,305,739	1,793,780
Loans receivable–related party	8,067	8,324
Investments in unconsolidated entities	72,955	45,413
Interest receivable	8,078	7,763
Deferred tax asset	3,268	2,766
Principal paydown receivable	7	25,570
Intangible assets	11,728	13,192
Prepaid expenses	4,961	10,396
Other assets	4,347	4,109
Total assets	$2,273,064	$2,478,251
LIABILITIES (2)
Borrowings	$1,422,430	$1,785,600
Distribution payable	26,796	21,655
Accrued interest expense	2,708	2,918
Derivatives, at fair value	12,208	14,687
Accrued tax liability	4,989	13,641
Deferred tax liability	7,690	8,376
Accounts payable and other liabilities	12,829	18,029
Total liabilities	1,489,650	1,864,906
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 8.50% Series A 100,000,000 shares authorized, 680,952 and 676,373 shares issued and outstanding	1	1
Preferred stock, par value $0.001: 8.25% Series B 100,000,000 shares authorized, 3,229,317 and 1,126,898 shares issued and outstanding	3	1
Common stock, par value $0.001: 500,000,000 shares authorized; 127,237,134 and 105,118,093 shares issued and outstanding (including 3,046,343 and 3,308,343 unvested restricted shares)	127	105
Additional paid-in capital	1,028,826	836,053
Accumulated other comprehensive loss	(17,383)	(27,078)
Distributions in excess of earnings	(228,160)	(195,737)
Total stockholders’ equity	783,414	613,345
TOTAL LIABILITIES AND EQUITY	$2,273,064	$2,478,251

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	September 30, 2013	December 31, 2012
	(Unaudited)
(1) Assets of consolidated VIEs included in the total assets above:
Restricted cash	$53,752	$90,108
Investments securities available-for-sale, pledged as collateral, at fair value	110,993	135,566
Loans held for sale	332,351	14,894
Loans, pledged as collateral and net of allowances of $7.3 million and $15.2 million	981,513	1,678,719
Interest receivable	5,506	5,986
Prepaid expenses	254	328
Principal receivable	7	25,570
Other assets	35	333
Total assets of consolidated VIEs (a)	$1,484,411	$1,951,504

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Borrowings	$1,166,209	$1,614,882
Accrued interest expense	2,184	2,666
Derivatives, at fair value	11,766	14,078
Accounts payable and other liabilities	646	698
Total liabilities of consolidated VIEs (b)	$1,180,805	$1,632,324

(a) Assets of each of the consolidated VIEs may only be used to settle the obligations of each respective VIE.
(b) The creditors of the Company's VIEs have no recourse to the general credit of the Company.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUES
Interest income:
Loans	$24,374	$24,130	$78,370	$70,757
Securities	3,411	3,564	10,949	10,520
Interest income − other	649	2,218	3,150	8,204
Total interest income	28,434	29,912	92,469	89,481
Interest expense	11,762	8,208	34,061	25,460
Net interest income	16,672	21,704	58,408	64,021
Rental income	4,649	2,689	15,875	6,642
Dividend income	223	17	256	51
Equity in losses of unconsolidated subsidiaries	(505)	(779)	(858)	(1,469)
Fee income	1,245	1,777	4,182	5,528
Net realized and unrealized gain on sales of investment securities available-for-sale and loans	570	346	3,355	2,148
Net realized and unrealized (loss) gain on investment securities, trading	(229)	9,782	(864)	13,350
Unrealized gain (loss) and net interest income on linked transactions, net	1,161	133	(4,343)	386
Total revenues	23,786	35,669	76,011	90,657
OPERATING EXPENSES
Management fees − related party	5,113	5,521	11,006	13,512
Equity compensation − related party	2,120	1,404	7,866	3,412
Professional services	1,396	845	3,745	2,562
Insurance	214	161	588	478
Rental operating expense	3,523	1,827	11,084	4,456
General and administrative	1,288	844	4,428	3,377
Depreciation and amortization	904	1,249	3,041	3,974
Income tax expense	722	3,979	4,221	6,978
Net impairment losses recognized in earnings	255	9	811	180
Provision for loan losses	741	1,370	541	7,801
Total operating expenses	16,276	17,209	47,331	46,730
	7,510	18,460	28,680	43,927
OTHER REVENUE (EXPENSE)
Gain on the extinguishment of debt	—	—	—	5,464
Gain on sale of real estate	16,607	—	16,607	—
Total other revenue	16,607	—	16,607	5,464
NET INCOME	24,117	18,460	45,287	49,391
Net income allocated to preferred shares	(1,996)	(308)	(5,107)	(333)
NET INCOME ALLOCABLE TO COMMON SHARES	$22,121	$18,152	$40,180	$49,058
NET INCOME PER COMMON SHARE – BASIC	$0.18	$0.20	$0.34	$0.58
NET INCOME PER COMMON SHARE – DILUTED	$0.18	$0.20	$0.34	$0.57
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING − BASIC	124,212,032	89,066,927	116,471,142	84,594,892
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING − DILUTED	126,072,682	89,965,680	117,973,978	85,365,343

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO FFO and AFFO
(in thousands, except per share data)
(unaudited)

Funds from Operations
We evaluate our performance based on several performance measures, including funds from operations, or FFO, and adjusted funds from operations, or AFFO, in addition to net income.  We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.
AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.  We calculate AFFO by adding or subtracting from FFO the non-cash impacts of the following: non-cash impairment losses resulting from fair value adjustments on financial instruments, provision for loan losses, equity investment gains and losses, straight-line rental effects, share based compensation, amortization of various deferred items and intangible assets, gains on sales of property that are wholly owned or through a joint venture in addition to the cash impact of capital expenditures that are related to our real estate owned. In addition, we calculate AFFO by adding and subtracting from FFO the cash impacts of the following: extinguishment of debt, sales of property and capital expenditures.
Management believes that FFO and AFFO are appropriate measures of our operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  Management uses FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP, and capital expenditures, that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods.
While our calculations of AFFO may differ from the methodology used for calculating AFFO by other REITs and our AFFO may not be comparable to AFFO reported by other REITs, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our performance with some other REITs.  Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP.  Furthermore FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to GAAP net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

The following table reconciles GAAP net income to FFO and AFFO for the periods presented (in thousands, except per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income allocable to common shares - GAAP	$22,121	$18,152	$40,180	$49,058
Adjustments:
Real estate depreciation and amortization	477	536	1,741	2,025
Gains on sales of property (1)	(14,277)	(353)	(14,255)	(1,440)
FFO	8,321	18,335	27,666	49,643
Adjustments:
Non-cash items:
(Benefit) provision for loan losses	(405)	40	(2,139)	4,508
Amortization of deferred costs (non real estate) and intangible assets	1,439	1,765	4,909	5,756
Equity investment losses	347	1,025	378	2,300
Share-based compensation	2,120	1,404	7,866	3,412
Impairment losses	255	9	811	180
Unrealized (gain) loss on CMBS marks - linked transactions	(561)	—	5,823	—
Straight line rental adjustments	(9)	2	(6)	14
Add-back interest related to Whitney note discount amortization	2,549	—	2,549	—
REIT tax planning adjustments	721	—	3,079	(1,835)
Cash items:
Gains on sales of property (1)	14,277	353	14,255	1,440
Gain on the extinguishment of debt	1,949	663	7,250	663
Capital expenditures	(188)	(591)	(1,010)	(2,255)
AFFO	$30,815	$23,005	$71,431	$63,826

Weighted average shares – diluted	126,072,682	89,965,680	117,973,978	85,365,343

AFFO per share – diluted	$0.24	$0.26	$0.61	$0.75
__________________

(1)
Amounts represent gains/losses on sales of joint venture real estate interests that were recorded by RSO on an equity basis. Amounts for the three and nine months ended September 30, 2013, also include net gain on sale of property of $16.2 million after deducting incentive management fees paid to our manager, Resource Capital Manager, Inc., a subsidiary of Resource America, Inc., of $1.9 million.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
BOOK VALUE ALLOCABLE TO COMMON SHARES ROLLFORWARD
(dollars in thousands, except per share data)
(unaudited)

Nine Months Ended September 30, 2013:	Amount	Per Share
Book value at December 31, 2012, allocable to common shares (2)	$570,893	$5.61
Net income allocable to common shares - nine months ended	40,180	0.34

Change in other comprehensive income:
Available-for-sale securities	6,916	0.06
Derivatives	2,802	0.02
Foreign currency conversion	(23)	—
Common dividends	(72,480)	(0.60)
Proceeds/Accretion from additional shares issued during the period (3)	141,544	0.13
Total net increases (decreases)	118,939	(0.05)
Book value at September 30, 2013, allocable to common shares (1)(3)	$689,832	$5.56
_________________

(1)
Per share calculations are calculated using total shares outstanding of 105.1 million and 127.2 million less unvested restricted stock, of 3.0 million and 3.3 million shares as of September 30, 2013 and December 31, 2012, respectively, as disclosed on the consolidated balance sheet.

(2)	Book value is calculated as total stockholder's equity of $783.4 million less preferred stock equity of $93.6 million.

(3)	Includes issuance of 18.7 million shares from our common stock offering, 3.1 million shares from our dividend reinvestment plan and issuance of 363,000 shares of restricted stock.

Three Months Ended September 30, 2013:	Amount	Per Share
Book value at June 30, 2013, allocable to common shares (2)	$687,636	$5.55
Net income allocable to common shares - three months ended	22,121	0.18

Change in other comprehensive income:
Available-for-sale securities	2,119	0.01
Derivatives	627	0.01
Foreign currency conversion	(23)	—
Common dividends	(25,447)	(0.20)
Proceeds/Accretion from additional shares issued during the period (3)	2,799	0.01
Total net increases	2,196	0.01
Book value at September 30, 2013, allocable to common shares (1)(3)	$689,832	$5.56
__________________

(1)
Per share calculations are calculated using total shares outstanding of 127.0 million and 127.2 million less unvested restricted stock of 3.0 million and 3.0 million shares as of June 30, 2013 and September 30, 2013, respectively, as disclosed on the consolidated balance sheet.

(2)	Book value is calculated as total stockholder's equity of $783.4 million less preferred stock equity of $93.6 million.

(3)	Includes issuance of 153,000 shares from our dividend reinvestment plan and the issuance of 98,000 shares of restricted stock.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(unaudited)

Collateralized Debt Obligations - Distributions and Coverage Test Summary

The following table sets forth cash distributions from RSO's CDO investments and a summary of coverage test compliance for the CDO issuers for the periods presented:

		Cash Distributions		Annualized Interest Coverage Cushion	Overcollateralization Cushion
		Nine Months Ended	Year Ended	As of	As of	As of Initial
		September 30,	December 31,	September 30,	September 30,	Measurement
Name	CDO Type	2013 (1)	2012 (1)	2013 (2) (3)	2013 (4)	Date
		(actual)	(actual)
Apidos CDO I (5)	CLO	$3,931	$7,971	$2,379	$13,051	$17,136
Apidos CDO III (6)	CLO	$5,270	$8,742	$2,609	$9,351	$11,269
Apidos Cinco CDO (7)	CLO	$9,307	$11,109	$5,819	$19,919	$17,774
Apidos CLO VIII (8)	CLO	$3,220	$2,992	$4,477	$15,562	$13,657
Whitney CLO I (9)	CLO	$7,881	$802	$3	$13,659	N/A
RREF 2006-1 (10)	CRE CDO	$34,600	$15,050	$7,213	$64,608	$24,941
RREF 2007-1 (11)	CRE CDO	$8,707	$13,226	$8,309	$43,645	$26,032
__________________

(1)
Distributions on retained equity interests in CDOs (comprised of note investments and preference share ownership) and principal paydowns on notes owned; RREF CDO 2006-1 includes $27.4 million and $2.3 million of paydowns as of September 30, 2013 and December 31, 2012, respectively.

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)	Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to RSO's preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

(5)	Apidos CDO I's reinvestment period expired in July 2011.

(6)	Apidos CDO III's reinvestment period expired in June 2012.

(7)	Apidos Cinco CDO's investment period ends in May 2014.

(8)
Distributions from Apidos CLO VIII includes $570,000 and $752,000 in base and subordinated management fees for the nine months ended September 30, 2013 and year ended December 31, 2012, respectively; RSO's distributions represent 43% of the subordinated debt as a result of our investment of $15.0 million. Apidos VIII’s non-call period ended on October 17, 2013, at which time all assets were liquidated and all outstanding notes were paid off.

(9)
Whitney CLO I was acquired in October 2012. RSO holds 68.3% of the outstanding preference shares. Distributions from Whitney CLO I include $439,000 and $236,000 of collateral management fees for the nine months ended September 30, 2013 and year ended December 31, 2012, respectively. Whitney CLO I was called and substantially liquidated in September 2013.

(10)	RREF CDO 2006-1's reinvestment period expired in September 2011.

(11)	RREF CDO 2007-1's reinvestment period expired in June 2012.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)

Loan Investment Statistics

The following table presents information on RSO's allowance for loan losses for the periods indicated:

	September 30,	December 31,
	2013	2012
	(Unaudited)
Allowance for loan losses:
Specific allowance:
Commercial real estate loans	$4,067	$2,142
Bank loans	1,882	3,236
Total specific allowance	5,949	5,378
General allowance:
Commercial real estate loans	5,844	5,844
Bank loans	1,072	6,469
Total general allowance	6,916	12,313
Total allowance for loans	$12,865	$17,691
Allowance as a percentage of total loans	0.8%	0.9%

Loans held for sale:
Commercial real estate loans	$—	$34,000
Bank loans (2)	332,351	14,894
Total loans held for sale (1)	$332,351	$48,894
__________________

(1)	Loans held for sale are presented at the lower of cost or fair value.

(2)	$325,000 of the bank loans held for sale at September 30, 2013 are due to the equity of Apidos CLO VIII being called and the portfolio being substantially liquidated in October 2013.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents commercial real estate loan portfolio statistics as of September 30, 2013 (based on par value):

Security type:
Whole loans	90.1%
Mezzanine loans	7.7%
B Notes	2.2%
Total	100.0%

Collateral type:
Multifamily	39.3%
Hotel	19.8%
Retail	18.5%
Office	12.6%
Mixed Use	4.4%
Industrial	1.9%
Other	3.5%
Total	100.0%

Collateral location:
Southern California	31.5%
Northern California	7.7%
Texas	14.8%
Arizona	7.1%
Washington	4.0%
Florida	2.6%
Colorado	1.2%
New York	1.1%
Other	30.0%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents bank loan portfolio statistics by industry as of September 30, 2013 (based on par value):

Industry type:
Healthcare, education and childcare	15.2%
Diversified/conglomerate service	11.6%
Broadcasting and entertainment	6.8%
Chemicals, plastics and rubber	5.9%
Automobile	5.9%
Retail Stores	5.6%
Hotels, motels, inns and gaming	4.2%
Electronics	3.8%
Personal, food and miscellaneous services	3.6%
Telecommunications	3.4%
CDO	3.0%
Aerospace and defense	2.6%
Leisure, Amusement, Motion Pictures, Entertainment	2.3%
Finance	2.3%
Personal Transportation	2.3%
Other	21.5%
Total	100.0%